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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-30602, 33-30603, 33-36161, 33-41924, 33-41926, 33-95724, 33-95726,
333-37027, 333-37029, 333-37031, 333-92637, 333-70372 and 333-70362 on Form S-8
and in Registration Statements Nos. 333-29757 and 333-64877 on Form S-3 of Bay View Capital Corporation and Subsidiaries of our report dated March 12, 2004, August 13, 2004, as to Note 3 relating to the 2003 and 2002 consolidated financial statements of Bay View Capital Corporation and (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) changes in the basis of accounting on September 30, 2002 and on October 1, 2003, (ii) the adoption of Statement of Financial Accounting Standards No. 142, (iii) the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures; and (iv) the restatement described in Note 3) appearing in this Annual Report on Form 10-K/A of Bay View Capital Corporation and Subsidiaries for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

San Francisco, California
August 13, 2004